UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2023, Trevena Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional accredited investor (the “Purchaser”), for the sale and issuance in a private placement of an aggregate of 2,779,906 pre-funded warrants to purchase up to 2,779,906 shares of common stock, par value $0.001 per share, at a purchase price of $0.699 per share and associated warrant. In addition, the Company agreed to issue to the Purchaser, unregistered common stock purchase warrants to purchase up to an aggregate of 2,779,906 shares of common stock. The foregoing transaction is referred to herein as the “Private Placement.”

Concurrently with the Company’s entry into the Purchase Agreement, the Company also entered into an inducement letter agreement (the “Inducement Letter”) with the holder (the “Holder”) of existing warrants to purchase up to an aggregate of 2,934,380 shares of common stock of the Company issued to the Holder in July 2022 and November 2022 (collectively, the “Existing Warrants”). Pursuant to the Inducement Letter, the Holder agreed to exercise for cash its Existing Warrants to purchase an aggregate of 2,934,380 shares of the Company’s common stock at a reduced exercise price of $0.70 per share in consideration of the Company’s agreement to issue new common stock purchase warrants (the “New Warrants”) to purchase up to an aggregate of 5,868,760 shares of the Company’s common stock (the “New Warrant Shares”). The foregoing transaction is referred to herein as the “Warrant Exercise,” and the Warrant Exercise and the Private Placement are collectively referred to herein as the “Offerings.”

On December 28, 2023, the parties consummated the Offerings. The terms of the Offerings are more particularly described below:

Private Placement

The terms of the Purchase Agreement provide that the Purchaser, whose purchase of common stock in the Private Placement would result in such Purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the Purchaser, 9.99%) of the Company’s outstanding common stock, the option of purchasing pre-funded warrants in lieu of shares of common stock in such manner as to result in the same aggregate purchase price being paid by such Purchaser to the Company.

In light of the foregoing beneficial ownership limitations, at the closing of the Private Placement, the Company issued to the Purchaser (i) pre-funded warrants to purchase an aggregate of 2,779,906 shares of common stock, and (ii) common stock purchase warrants to purchase up to an aggregate of 2,779,906 shares of common stock. No shares of common stock were issued to the Purchaser in the Private Placement.

The pre-funded warrants have an exercise price of $0.001 per pre-funded warrant and can be exercised at any time from the date and time of issuance until the pre-funded warrants are exercised in full. The terms of the pre-funded warrants preclude a holder thereof from exercising such holder’s pre-funded warrants, and the Company from giving effect to such exercise, if after giving effect to the issuance of common stock upon such exercise, the holder (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of common stock upon such exercise.

The common stock purchase warrants issued to the Purchaser in the Private Placement have an exercise price of $0.70 per share, become exercisable upon Stockholder Approval (as defined herein) and will expire five years thereafter. The terms of such common stock purchase warrants preclude a holder thereof from exercising such holder’s common stock purchase warrant, and the Company from giving effect to such exercise, if after giving effect to the issuance of common stock upon such exercise, the holder (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of common stock upon such exercise.

A holder may increase or decrease the beneficial ownership thresholds relating to the pre-funded warrants and common stock purchase warrants specified above, except that the beneficial ownership limitation may not exceed 9.99% in any event.

The pre-funded warrants and common stock purchase warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the common stock underlying the pre-funded warrants and common stock purchase warrants, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the pre-funded warrants, common stock purchase warrants and the common stock underlying the pre-funded warrants and common stock purchase warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements and in accordance with applicable state securities laws. The securities were offered and sold to an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act.

In addition, the Purchase Agreement provides that the Company shall hold an annual or special meeting of stockholders on or prior to the date that is ninety (90) days following the closing date of the Private Placement for the purpose of obtaining approval from the Company’s stockholders (“Stockholder Approval”) of the Private Placement pursuant to the rules of the Nasdaq Stock Market LLC (including Rule 5635(d) thereof). If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the common stock purchase warrants issued in the Private Placement to the Purchaser are no longer outstanding.

The Company agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain exceptions, until one year after the effective date of the Resale Registration Statement (as defined herein). The Company further agreed not to issue any shares of common stock or common stock equivalents or to file a registration statement (other than as provided in the Inducement Letter and Registration Rights Agreement (as defined herein)) with the SEC (in each case, subject to certain exceptions) until 60 days after the effective date of the Resale Registration Statement.

In connection with the Private Placement, the Company entered into a Registration Rights Agreement with the Purchaser, dated December 27, 2023 (the “Registration Rights Agreement”). The Registration Rights Agreement grants the Purchaser certain registration rights and obligates the Company to file one or more registration statements with the Securities and Exchange Commission (the “SEC”) by certain dates, covering the resale of the common stock issuable upon exercise of the pre-funded warrants and common stock purchase warrants sold in the Private Placement and the Inducement Letter (the “Resale Registration Statement”).

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the pre-funded warrants and the common stock purchase warrants issued in the Private Placement are not complete and are qualified in their entirety by the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

Existing Warrant Exercise

Pursuant to the Warrant Exercise, the Holder exercised for cash its Existing Warrants to purchase an aggregate of 2,934,380 shares of common stock (1,234,380 of which shares of common stock are being held in abeyance for the benefit of the Holder due to certain beneficial ownership limitations) at a reduced exercise price of $0.70 per share, and in consideration therefor, the Company’s issued New Warrants to purchase up to an aggregate of 5,868,760 shares of common stock of the Company.

The resale of the common stock underlying the exercised Existing Warrants is registered pursuant to an effective registration statement on Form S-3 (File No. 333-251006), filed with the SEC on November 27, 2020 and declared effective by the SEC on December 4, 2022 (as supplemented by the prospectus supplements dated as of July 28, 2022 and November 16, 2022, respectively, filed with the SEC pursuant to Rule 424(b) of the Securities Act).

The New Warrants have an exercise price of $0.70 per share, become exercisable upon Stockholder Approval and will expire five years thereafter. The terms of the New Warrants preclude a holder thereof from exercising such holder’s New Warrant, and the Company from giving effect to such exercise, if after giving effect to the issuance of shares of common stock upon such exercise, the holder (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of common stock upon such exercise. A holder may increase or decrease the aforementioned beneficial ownership threshold, except that the beneficial ownership limitation may not exceed 9.99% in any event.

The New Warrants were offered in a private placement under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and, along with the common stocks underlying such New Warrants, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the New Warrants and the common stock underlying such New Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements and in accordance with applicable state securities laws.

The Inducement Letter provides that the Company’s obligations with respect to the registration of the New Warrant Shares for resale shall be governed by the Registration Rights Agreement and the New Warrant Shares are included as Registrable Securities (as defined therein) under the Registration Rights Agreement.

The foregoing descriptions of the Inducement Letter and the New Warrants are not complete and are qualified in their entirety by the full text of such documents, copies of which are filed as exhibits to this Report and incorporated herein by reference.

Proceeds and Placement Agent Compensation

The aggregate gross proceeds to the Company from the Offerings were approximately $4 million, before deducting placement agent fees and other offering expenses. H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent for the Offerings.

Pursuant to an engagement letter agreement (the “Engagement Letter”) with Wainwright, dated December 4, 2023, as amended, the Company paid Wainwright, as the exclusive placement agent in connection with the Offerings, a cash fee equal to 6.5% of the aggregate gross proceeds raised in the Offerings. The Company also paid Wainwright $75,000 for non-accountable expenses and $15,950 for clearing fees. The Engagement Letter has indemnity and other customary provisions.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the pre-funded warrants and common stock purchase warrants issued in the Private Placement, the New Warrants, and the shares of common stock underlying the pre-funded warrants, common stock purchase warrants and the New Warrants, included in Item 1.01 above, is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On December 27, 2023, the Company issued a press release announcing the pricing of the Offerings. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

On December 28, 2023, the Company issued a press release announcing the closing of the Offerings. A copy of the press release is attached as Exhibit 99.2 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Stock Purchase Warrant
4.3	Form of New Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Inducement Letter
99.1	Press Release dated December 27, 2023
99.2	Press Release dated December 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: December 28, 2023	By:	/s/ Barry Shin
Barry Shin
Senior Vice President & Chief Financial Officer